EXHIBIT 99.1
MONTPELIER ANNOUNCES FURTHER DEVELOPMENT OF U.S. TRADING PLATFORM
HAMILTON, Bermuda—(BUSINESS WIRE)— August 13, 2007— Montpelier Re Holdings Ltd. (NYSE — MRH) (“Montpelier”) today announced further progress in the establishment of its U.S. presence.
Firstly, Montpelier announced that Montpelier Underwriting Inc. (“MUI”), its wholly-owned U.S. Managing General Agent, has been granted Coverholder approval by Lloyd’s and has begun to introduce business to Montpelier Syndicate 5151 (“Syndicate 5151”).
Based in Hartford, Connecticut, MUI is the centerpiece of Montpelier’s growing U.S. insurance and reinsurance underwriting platform. The first binder granted to MUI by Syndicate 5151 is for Property Brokerage Facultative reinsurance business. This division of MUI, headed by Paul Keefe as Senior Vice President, will write property facultative business in the U.S. distributed through reinsurance brokers. Mr. Keefe has over thirty years of profitable underwriting results to his credit, including the last four years at Wellington (now Catlin) Underwriting Inc.
Secondly, Montpelier announced the purchase of a U.S. E&S company through its indirect wholly-owned subsidiary, Montpelier Re U.S. Holdings Ltd. (“Montpelier U.S.”).
Montpelier U.S. has entered into a Stock Purchase Agreement with Gainsco Inc., a Texas corporation, for the acquisition of General Agents Insurance Company of America, Inc. (“General Agents Insurance Company”). General Agents Insurance Company is a licensed admitted insurer in the State of Oklahoma and is authorized as an excess and surplus lines insurer in 37 states (38 states total). Montpelier U.S. is to acquire General Agents Insurance Company for a purchase price of $4.75 million, subject to possible adjustments, plus the amount of policyholders’ surplus that remains in General Agents Insurance Company at closing.
Upon closing, Montpelier U.S. will rename the company Montpelier U.S. Insurance Company (“MUSIC”). MUSIC will write primarily excess and surplus line insurance in the continental U.S., and its underwriting operations will be based in Scottsdale, Arizona.
Stan Kott, CEO of Montpelier's U.S. insurance operations, said: “We are thankful for the confidence Lloyd’s has expressed in our operations by virtue of this Coverholder approval. We are excited to be able to underwrite business for Syndicate 5151 in order to grow our overall U.S. platform. Additionally, we are delighted about the acquisition of General Agents Insurance Company. We are assembling a solid team of insurance specialists with proven track records of success in this business. With the acquisition of what will become known as MUSIC, we are that much closer to the realization of our plans. We are committed to developing a meaningful presence in the U.S. reinsurance and insurance market through patient and expert underwriting. Developing strong and deep relationships with our clients and brokers is key to our strategy.”
Dick Nenaber, who will become President of MUSIC, noted: “We are pleased to have acquired an E&S company with so many state authorizations. Our team is being assembled and we hope to be writing our first business before the end of the year. My many years of experience suggest that a slow and steady hand and sticking to what one knows is a positive indicator in any market.”

Anthony Taylor, Chairman and CEO of Montpelier Re, said: “MUI’s attainment of Approved Coverholder status successfully completes Montpelier’s entrance into the Lloyd’s market and represents a significant vote of confidence by Lloyd’s in the quality of Stan Kott’s management team. The acquisition of General Agents Insurance Company, meanwhile, will allow us to write specialist areas of E&S business traditionally written by U.S. insurance entities rather than through Bermuda or London insurers. The combination of these activities represents another portion of Montpelier’s strategic expansion. Our growing U.S. trading platform will allow Montpelier to diversify its portfolio while remaining within its core competency of underwriting primarily short-tail business.”
About Montpelier Re
Through our operations in Bermuda, the U.S. and Europe, the Montpelier Group provides customized, innovative, and timely reinsurance and insurance solutions to the global market. Montpelier Re Holdings Ltd. began underwriting in December 2001 through our Bermuda subsidiary, Montpelier Re. Following approval from Lloyd’s, on July 1, 2007 we began the commencement of trading of Montpelier Syndicate 5151 (MRE). Marketing offices in London and Switzerland support the Syndicate, which will also accept business from our wholly-owned Managing General Agent, Montpelier Underwriting Inc. (MUI), based in Hartford, Connecticut. For further information about Montpelier Re, please visit our website at www.montpelierre.bm.
Application of the Safe Harbor of the Private Securities Litigation Reform Act of 1995:
This press release contains, and Montpelier Re may from time to time make, written or oral “forward-looking statements” within the meaning of the U.S. federal securities laws, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside Montpelier’s control, that could cause actual results to differ materially from such statements. In particular, statements using words such as “may,” “should,” “estimate,” “expect,” “anticipate,” “intend,” “believe,” “predict,” “potential,” or words of similar import generally involve forward-looking statements.
Important events and uncertainties that could cause the actual results, future dividends or future common share repurchases to differ include, but are not necessarily limited to: market conditions affecting our common share price; the possibility of severe or unanticipated losses from natural or man-made catastrophes; the effectiveness of our loss limitation methods; our dependence on principal employees; our ability to execute the business plan for Montpelier Syndicate 5151 effectively, including the integration of those operations into our existing operations; increases in our general and administrative expenses due to new business ventures, which expenses may not be recoverable through additional profits; the cyclical nature of the reinsurance business; the levels of new and renewal business achieved; opportunities to increase writings in our core property and specialty reinsurance and insurance lines of business and in specific areas of the casualty reinsurance market; the sensitivity of our business to financial strength ratings established by independent rating agencies; the estimates reported by cedants and brokers on pro-rata contracts and certain excess of loss contracts where the deposit premium is not specified in the contract; the inherent uncertainties of establishing reserves for loss and loss adjustment expenses, particularly on longer-tail classes of business such as casualty; our reliance on industry loss estimates and those generated by modeling techniques; unanticipated adjustments to premium estimates; changes in the availability, cost or quality of reinsurance or retrocessional coverage; changes in general economic conditions; changes in governmental regulation or tax laws in the jurisdictions where we conduct business; our ability to assimilate effectively the additional regulatory issues created by our entry into new markets; the amount and timing of reinsurance recoverables and reimbursements we actually receive from our reinsurers; the overall level of competition, and the related demand and supply dynamics in our markets relating to growing capital levels in the reinsurance industry; declining demand due to increased retentions by cedants and other factors; the impact of terrorist activities on the economy; and rating agency policies and practices. These and other events that could cause actual results to differ are discussed in detail in “Risk Factors” contained in our annual report on Form 10-K for the year ended December 31, 2006, and Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2007 and June 30, 2007 which we have filed with the Securities and Exchange Commission.
Montpelier undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.
Source: Montpelier Re Holdings Ltd.
Contact: Montpelier Re Holdings Ltd.
Investors:
William Pollett, 441-297-9576
SVP & Treasurer
or
Media:
Jeannine Klein Menzies, 441-297-9570
Corporate Affairs Manager